 EXHIBIT 31.2
CERTIFICATION
I, Vivid Sehgal, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2016 of LivaNova PLC; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 28, 2017

/s/ Vivid Sehgal
Vivid Sehgal
Chief Financial Officer
(Principal Financial Officer)